UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2018
Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886
(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 24, 2018, Ribbon Communications Inc. (“Ribbon”) entered into an agreement and plan of merger (the “Merger Agreement”) with Kansas Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Ribbon (“Merger Sub”), Edgewater Networks, Inc., a Delaware corporation (“Edgewater”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the initial holder representative, pursuant to which Merger Sub will merge with and into Edgewater, with Edgewater surviving such merger as a wholly-owned subsidiary of Ribbon (such merger, the “Merger”).

The Boards of Directors of Ribbon and Edgewater have unanimously approved the Merger Agreement and the transactions contemplated thereby.

The consideration to be delivered by Ribbon to the holders of common stock (“Edgewater Common Stock”) and preferred stock (“Edgewater Preferred Stock”, and, together with the Edgewater Common Stock, the “Edgewater Company Stock”) of Edgewater, holders of in-the-money warrants to acquire Edgewater Company Stock (“Company Warrants” and such holders of Company Warrants, “Company Warrantholders”) and holders of vested, in-the-money options to acquire Edgewater Common Stock (“Vested Options” and such holders of Vested Options, “Vested Optionholders”) (the holders of Edgewater Company Stock, the Company Warrantholders and the Vested Optionholders, collectively, the “Pre-Closing Holders”) pursuant to the Merger consists of the following (collectively, the “Merger Consideration”):

•                  Closing Cash Consideration.  At the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Ribbon has agreed to pay the Pre-Closing Holders an amount in cash equal to $50 million, subject to adjustment based on (i) the amount of net working capital that Edgewater has at the Closing as compared to expected Closing date net working capital of $2.7 million and (ii) net debt of approximately $4.1 million (such adjustment, the “Purchase Price Adjustment”).

•                  Stock Consideration.  At the Closing, Ribbon has agreed to deliver to the Pre-Closing Holders $30 million in shares of Ribbon common stock, provided that in no event will the number of shares issued exceed 5.2 million shares.

•                  Deferred Cash Consideration.  Six months following the Closing, Ribbon has agreed to pay the Pre-Closing Holders an additional $15 million in cash.  As early as nine months following the Closing and no later than eighteen months following the Closing (the timing of which will depend on the amount of revenue generated from the sales of Edgewater products in 2018), Ribbon has agreed to pay the Pre-Closing Holders an additional $15 million in cash.

The Merger Consideration will be allocated, first, among the Pre-Closing Holders holding Edgewater Preferred Stock or Company Warrants in accordance with the liquidation preference associated with each share of Edgewater Preferred Stock.  Thereafter, the remaining Merger Consideration will be allocated to all of the Pre-Closing Holders on a pro rata basis according to their holdings of Edgewater Company Stock (including Edgewater Common Stock and Edgewater Preferred Stock on an as-converted-to-Edgewater Common Stock basis and taking into account the Edgewater Company Stock subject to Company Warrants and Vested Options) as of immediately prior to the Effective Time, with the Company Warrantholders and Vested Optionholders’ allocations reduced by any applicable exercise price.  The payment of Closing Cash Consideration and Stock Consideration will be allocated pursuant to the Merger Agreement such that Pre-Closing Holders who are not “Accredited Investors” and Vested Optionholders will not receive Stock Consideration.  The Deferred Cash Consideration will be subject to certain rights of set-off in the event that Edgewater breaches certain fundamental representations and warranties and pre-closing covenants under the Merger Agreement.  Ribbon has also obtained a representations and warranties insurance policy upon customary terms.

The Merger Agreement provides that all Company Warrants and Vested Options will be cancelled at the Effective Time in exchange for the payments described above.  Each unvested, in-the-money option to acquire Edgewater Common Stock (other than unvested performance-vesting options) will be assumed by Ribbon and converted into an option to buy a number of shares of Ribbon common stock determined in accordance with the provisions of the Merger Agreement.  All unvested, underwater options and unvested performance-vesting options to acquire Edgewater Common Stock will be cancelled in connection with the Merger.

The Merger is expected to close in the third quarter of 2018.  The consummation of the Merger is subject to customary closing conditions, including, among others, (i) the absence of any law or order that is in force and restrains, enjoins or otherwise prohibits the Merger, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the approval of the Merger Agreement from at least two-thirds of all of the Pre-Closing Holders and from at least two-thirds of the holders of Edgewater Preferred Stock (which has been received) and (iv) the shares of common stock of Ribbon to be issued in the Merger being approved for listing on the Nasdaq Global Market.

The Merger Agreement generally requires each party to use its reasonable best efforts and to take all reasonably necessary steps to obtain termination or expiration of the waiting period under the HSR Act as soon as practicable.

The Merger Agreement contains certain termination rights for both Ribbon and Edgewater, including in the event that the Merger is not completed on or before August 23, 2018; provided that if all the conditions to closing other than the required regulatory approvals have been satisfied or waived, then such date may be extended for an additional thirty calendar days, to a date not beyond September 22, 2018.

The Merger Agreement contains customary representations and warranties of Ribbon, Merger Sub and Edgewater, including, without limitation, as to corporate organization, due authorization, litigation and proceedings, governmental consents, and brokers’ fees.  Edgewater also makes further representations regarding business and operational matters, including, without limitation, as to its financial statements, material contracts, benefit plans, real and intellectual property, data privacy, affiliate matters, environmental matters, compliance with laws and anti-bribery and export control matters.  The Merger Agreement also contains covenants and other terms, provisions and conditions that the parties made to each other as of specific dates.

The assertions embodied in the foregoing terms were made solely for purposes of the Merger Agreement, and may be subject to qualifications and limitations agreed to by the parties in connection with negotiating their respective terms.  Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Ribbon and Edgewater have agreed to various covenants and agreements, including, among others, agreements from Edgewater that it will conduct its business in the ordinary course during the period prior to the Closing, that it will not engage in certain kinds of transactions during this period, and that it will take commercially reasonable efforts to seek certain approvals from contractual counterparties.

The Directors and Officers of Edgewater will be replaced by the Directors and Officers of Merger Sub simultaneously with the Closing.

Voting and Support Agreements

Simultaneously with the execution of the Merger Agreement, Ribbon and Merger Sub entered into separate voting and support agreements with shareholders holding two-thirds of the Edgewater Preferred Stock and two-thirds of the Edgewater Company Stock (collectively, the “Voting and Support Agreements”), pursuant to which each such shareholder has agreed, among other things, to vote the shares of Edgewater Company Stock owned beneficially or of record by such shareholder in favor of (A) the Merger Agreement and approval of the Merger, (B) each of the actions contemplated by the Merger and in respect of which approval of the Pre-Closing Holders is requested and (C) any proposal or action in respect of which approval of the Pre-Closing Holders is requested that could reasonably expected to facilitate the Merger and the other actions contemplated by the Merger Agreement. In addition, each such shareholder has agreed to vote against any proposal made in competition with the Merger Agreement or the consummation of the Merger, as well as to certain other restrictions with respect to the voting and transfer of such shareholder’s shares of Edgewater Company Stock.

Lock-Up Agreements

The terms of the Merger Agreement require each Pre-Closing Holder that is to receive shares of Ribbon common stock in connection with the Merger to enter into a lock-up agreement providing, among other things and subject to customary exceptions, that such stockholder or warrant holder shall not and shall not agree, in each case with respect to any shares of Ribbon common stock received by it in connection with the Merger, to (i) transfer, sell, assign, convey, pledge, hypothecate, encumber, swap, hedge, short sell, (ii) establish or increase any “put equivalent position”, or liquidate or decrease a “call equivalent position” in Ribbon common stock within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder or (iii) otherwise transfer or agree to transfer to another any of the economic consequences of ownership or otherwise dispose of shares.  The lock-up shall apply for a period of six months.

Amendment to Credit Agreement

On June 24, 2018, Ribbon entered into the First Amendment to that certain Senior Secured Credit Facilities Agreement (the “Credit Agreement Amendment”), by and among Ribbon, as a guarantor, Sonus Networks, Inc., as the borrower, the guarantors party thereto, the lenders identified on the signature pages thereto, and Silicon Valley Bank, as administrative agent, issuing lender and swingline lender thereunder.  The Credit Agreement Amendment amends certain provisions of Ribbon’s existing Credit Agreement, dated as of December 21, 2017 (the “Existing Credit Agreement”), to, among other things, (a) amend a financial covenant set forth therein, (b) make certain changes to permit the Merger and the other transactions contemplated by the Merger Agreement, and (c) amend certain financial terms set forth in the Credit Agreement.  The effectiveness of the Credit Agreement Amendment is conditioned upon satisfaction or waiver of certain conditions precedent set forth therein, each of which is expected to be satisfied on or prior to consummation of the Merger.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Credit Agreement Amendment contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

First Amendment, dated as of June 24, 2018, to the Credit Agreement, dated as of December 21, 2017, by and among Ribbon Communications Inc., as a Guarantor, Sonus Networks, Inc., as the Borrower, the other guarantors party thereto, Silicon Valley Bank, as Administrative Agent, Issuing Lender, Swingline Lender and Lead Arranger, and the other lenders party thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the financing for and potential closing of the Merger, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate.  All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions.  Important factors that could cause actual results to differ materially from those expressed or implied include without limitation general economic conditions, the risk that we may not be able to close the Merger in the time frame expected or at all, the risk that we will not be able to finance the Merger and the important factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Ribbon undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.  These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons.  Forward looking statements are based on Ribbon’s beliefs and assumptions and on information currently available to Ribbon.  Ribbon disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018	RIBBON COMMUNICATIONS INC.

	By:	/s/ Justin K. Ferguson
Justin K. Ferguson
Executive Vice President and General Counsel